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                                                                     EXHIBIT 4.1



                          REGISTRATION RIGHTS AGREEMENT

         This Agreement dated as of October 29, 1999 is entered into by and among Concord Communications, Inc., a Massachusetts corporation (the "Company"), Cheryl Krupczak and Robert Krupczak (the "Purchasers").

         Recitals

         WHEREAS, the Company, E Acquisition Corp., Empire Technologies, Inc. and the Purchasers have entered into an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement"); and

         WHEREAS, the Company and the Purchasers desire to provide for certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act of 1933;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

         1.       Certain Definitions.

         As used in this Agreement, the following terms shall have the following respective meanings:

                  "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Common Stock" means the common stock, $.01 par value per share, of the Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                  "Initiating Holders" means the Stockholders initiating a request for registration pursuant to Section 2.1.

                  "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  "Registration Expenses" means the expenses described in
Section 2.4.
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                  "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company, including, without limitation, any public offering on behalf of any other person granted registration rights by the Company and any registration statement covering securities proposed to be issued in exchange for securities or assets of another corporation (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, ).

                  "Registrable Shares" means the shares of Common Stock issued to either Purchaser in connection with the Merger; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                  "Selling Stockholder" means any Stockholder owning Registrable Shares included in a Registration Statement.

                  "Stockholders" means the Purchasers and any permitted assigns pursuant to Section 3 hereof.

         Capitalized terms not otherwise defined herein shall have the meanings provided in the Merger Agreement.

         2.       Registration Rights

                  2.1      Incidental Registration.

                           (a) If the Company proposes to file a Registration
Statement it will, prior to such filing, give written notice to all Stockholders of its intention to do so; provided that no such notice need be given if no Registrable Shares are to be included therein as a result of a determination of the managing underwriter; provided that the Company will exercise its best efforts to cause the managing underwriter to include at least 200,000 Registrable Shares in such Registration Statement. Upon the written request of a Stockholder or Stockholders given within 7 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its commercially reasonable efforts to cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.1 without obligation to any Stockholder.

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                           (b) If the registration for which the Company gives
notice pursuant to Section 2.1(a) is a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to Section 2.1(a). In such event, the right of any Stockholder to include its Registrable Shares in such registration pursuant to
Section 2.1 shall be conditioned upon such Stockholder's participation in such underwriting on the terms set forth herein. All Stockholders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Company. Notwithstanding any other provision of this Section 2.1, if the managing underwriter determines that the inclusion of all shares requested to be registered would adversely affect the offering, the Company may limit the number of Registrable Shares to be included in the registration and underwriting. The Company shall so advise all holders of Registrable Shares requesting registration. The securities of the Company held by the Stockholders shall be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter, and underwriting shall be allocated among all Stockholders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock which they held at the time the Company gives the notice specified in Section 2.1(a). If any Stockholder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting Stockholders pro rata in the manner described in the preceding sentence. If any holder of Registrable Shares or any officer or director disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company, and any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  2.2.     Registrations on Form S-3.

         If at any time after October 29, 2000, (i) a Stockholder requests that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Registrable Shares held by such Stockholder, the reasonably anticipated aggregate price to the public of which would exceed $5,000,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto for public sale the number of Registrable Shares; provided, however, that (A) the number of registrations on Form S-3 which may be requested and obtained under this Section 2.2 shall be limited to three, and (B) the Company shall not be obligated to file a registration statement on Form S-3 if at the time of any such request the Registrable Shares are eligible for sale pursuant to Rule 144 and the volume limitations, if any, imposed on the Stockholders at the time of such request would prevent the Stockholders from selling up to an aggregate of 200,000 of such shares during any ninety (90) day period. The registration rights in this section 2.2 are in addition to the registration rights afforded under section 2.1. Notwithstanding anything to the contrary contained herein, the Holders agree not to sell under any registration statement or otherwise more than 25% of their Registrable Shares in any one quarter unless the Company otherwise agrees in writing.

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                  2.3      Registration Procedures.

                           (a) If and whenever the Company is required by the
provisions of this Agreement to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

                                    (i) file with the Commission a Registration
Statement on Form S-3 with respect to such Registrable Shares and use its commercially reasonable efforts to cause that Registration Statement to become effective as soon as possible;

                                    (ii) as expeditiously as possible prepare
and file with the Commission any amendments and supplements to the Registration Statement on Form S-3 and the prospectus included in the Registration Statement on Form S-3 as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement on Form S-3 effective until all such Registrable Shares are sold;

                                    (iii) as expeditiously as possible furnish
to each Selling Stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

                                    (iv) as expeditiously as possible use its
commercially reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Stockholder; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

                                    (v) as expeditiously as possible, cause all
such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

                                    (vi) promptly provide a transfer agent and
registrar for all such Registrable Shares not later than the effective date of such registration statement;

                                    (vii) promptly make available for inspection
by the Selling Stockholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any

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such seller, underwriter, attorney, accountant or agent in connection with such
Registration Statement;

                                    (viii) as expeditiously as possible, notify
each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

                                    (ix) as expeditiously as possible following
the effectiveness of such Registration
Statement, notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

                           (b) If the Company has delivered a Prospectus to the
Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

                           (c) In the event that, in the judgment of the
Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 2.3(c) to suspend sales of Registrable Shares for a period in excess of 180 days in any 365-day period.

                  2.4 Allocation of Expenses. The Company will pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 2.1 is withdrawn at the request of the Initiating Holders (other than as a result of information concerning the business or financial condition of the Company which is made known to the Stockholders after the date on which such registration was requested) and if the Initiating Holders elect not to have such registration counted as a registration requested under Section 2.1, the requesting Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration

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and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the reasonable fees and expenses of one counsel selected by the Selling Stockholders to represent the Selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Stockholders' own counsel (other than the counsel selected to represent all Selling Stockholders).

                  2.5      Indemnification and Contribution.

                           (a) In the event of any registration of any of the
Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof.

                           (b) In the event of any registration of any of the
Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the

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Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by or on behalf of such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of a Selling Stockholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Stockholder of Registrable Shares sold in connection with such registration.

                           (c) Each party entitled to indemnification under this
Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

                           (d) In order to provide for just and equitable
contribution in circumstances in which the indemnification provided for in this
Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling

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Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Stockholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 2.5, (a) in no case shall any one Selling Stockholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Stockholder from the offering of Registrable Shares and (b) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

                  2.6 Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                  2.7 "Stand-Off" Agreement; Confidentiality of Notices. Each Stockholder, if requested by the Company and the managing underwriter of an underwritten public offering by the Company of Common Stock, shall not sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a period of 180 days following the effective date of a Registration Statement. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such 180-day period. Any Stockholder receiving any written notice from the Company regarding the Company's plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

                  2.8      Rule 144 Requirements.  The Company agrees to:

                           (a) make and keep current public information about
the Company available, as those terms are understood and defined in Rule 144;

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                           (b) use its best efforts to file with the Commission
in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

                           (c) furnish to any holder of Registrable Shares upon
request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements),
(ii) a copy of the most recent annual or quarterly report of the Company, and
(iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration; and

                           (d) instruct its transfer agent to remove the
restrictive legend on any Registrable Shares which are eligible for resale under Rule 144(k) provided that the Stockholders execute the customary representation letter required by the transfer agent.

                  2.9 Termination. All of the Company's obligations to register Registrable Shares under Section 2.1 and Section 2.2 of this Agreement shall terminate upon the four year anniversary date of this Agreement.

         3. Transfers of Rights. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to (a) the spouse, children or descendants of any Purchaser; or (b) any trust for the exclusive benefit of any Purchaser or one or more of the individuals listed in clause (a); provided that the transferee provides written notice of such assignment to the Company and agrees in writing to be bound hereby. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto

         4. Representations, Warranties and Covenants of the Company. The Company represents and warrants to Stockholders as follows:

                           (a) The execution, delivery and performance of this
Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                           (b) This Agreement has been duly executed and
delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

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         5. General.

                           (a) Severability. The invalidity or unenforceability
of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           (b) Specific Performance. In addition to any and all
other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                           (c) Governing Law. This Agreement shall be governed
by and construed in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof).

                           (d) Notices. All notices, requests, consents, and
other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth at the address indicated in the Merger Agreement.

         Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

                           (e) Complete Agreement. This Agreement constitutes
the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                           (f) Amendments and Waivers. Any term of this
Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 66 2/3 % of the Registrable Shares held by all of the Stockholders; provided, that this Agreement may be amended with the consent of the holders of less than all Registrable Shares only in a manner which applies to all such holders in the same fashion. Any such amendment, termination or waiver effected in accordance with this Section 6(f) shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or

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
more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                           (g) Pronouns. Whenever the context may require, any
pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

                           (h) Counterparts; Facsimile Signatures. This
Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

                           (i) Section Headings. The section headings are for
the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

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         Executed as of the date first written above.

                                 COMPANY:

                                 CONCORD COMMUNICATIONS, INC.


                                 By:      /s/ Gary E. Haroian
                                    --------------------------------------------
                                          Gary E. Haroian
                                          Sr. Vice President and CFO


                                 PURCHASERS:

                                 /s/ Cheryl Krupczak
                                 -----------------------------------------------
                                 Cheryl Krupczak



                                 /s/ Robert Krupczak
                                 -----------------------------------------------
                                 Robert Krupczak

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